The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company

The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company

The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768

CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik, 513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2012 Results

Cincinnati, July 26, 2012 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Second-quarter 2012 net income of $32 million, or 20 cents per share, compared with a net loss of $50 million, or 31 cents per share, in the second quarter of 2011.
•	Operating income* of $28 million, or 17 cents per share, compared with an operating loss of $94 million, or 58 cents per share.
•	$82 million increase in second-quarter 2012 net income reflected a $124 million improvement, after taxes, in the contribution from property casualty underwriting, including a favorable effect of $93 million from lower natural catastrophe losses. The after-tax contribution from investment income matched the prior year’s quarter, while net realized investment gains – with timing that tends to be largely at management’s discretion – declined $40 million.
•	$31.66 book value per share at June 30, 2012, up 2 percent from December 31, 2011.
•	4.6 percent value creation ratio for the first six months of 2012, compared with 2.9 percent for the first half of 2011.

Financial Highlights

(Dollars in millions except share data in thousands)	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change %	2012	2011	Change %
Revenue Highlights
Earned premiums	$877	$773	13	$1,716	$1,555	10
Investment income, pre-tax	132	132	0	263	263	0
Total revenues	1,020	975	5	2,006	1,904	5
Income Statement Data
Net income (loss)	$32	$(50)	nm	$118	$11	973
Net realized investment gains and losses	4	44	(91)	13	51	(75)
Operating income (loss)*	$28	$(94)	nm	$105	$(40)	nm
Per Share Data (diluted)
Net income (loss)	$0.20	$(0.31)	nm	$0.72	$0.07	929
Net realized investment gains and losses	0.03	0.27	(89)	0.07	0.31	(77)
Operating income (loss)*	$0.17	$(0.58)	nm	$0.65	$(0.24)	nm
Book value				$31.66	$30.88	3
Cash dividend declared	$0.4025	$0.40	1	$0.805	$0.80	1
Weighted average shares outstanding	163,514	163,069	0	163,328	163,685	0

Insurance Operations Second-Quarter Highlights

•	109.5 percent second-quarter 2012 property casualty combined ratio, improved from 136.7 percent for second-quarter 2011.
•	18 percent increase in net written premiums, including higher pricing, and with 6 percent of the growth due to second-quarter 2011 premiums ceded to reinstate property catastrophe reinsurance coverage.
•	$131 million second-quarter 2012 property casualty new business written premiums, a company record for any quarter, up $14 million. Agencies appointed since the beginning of 2011 increased their contribution to new business premiums by $9 million for the quarter.
•	6 cents per share contribution from life insurance operating income to second-quarter results, down 2 cents from 2011.

Investment and Balance Sheet Highlights

•	$132 million second-quarter 2012 before-tax investment income matched the second quarter of 2011.
•	2 percent six-month rise in fair value of invested assets plus cash at June 30, 2012, including an equity portfolio increase of 6 percent and a 3 percent increase for the bond portfolio.
•	$1.025 billion parent company cash and marketable securities at June 30, 2012.

*	The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.
**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 10).

CINF 2Q12 Release 1

Investment Income Produces Net and Operating Income

Steven J. Johnston, president and chief executive officer, commented: “Investment income remained our main source of profits as our investment portfolio continued its steady performance for the second quarter. Both our equity portfolio and our bond portfolio generated income that matched second-quarter and six-month 2011 levels, reflecting our consistent, proven investment approach.

“As previously announced, catastrophe losses led to a property casualty insurance underwriting loss, in contrast to two previous sequential quarters of underwriting profits. In each of the past three years, spring storms have caused underwriting performance to ebb to a low in the second quarter.”

Property Casualty Insurance Operations in Improved Position

“We are optimistic about rebounding in the second half of this year because our core underwriting results have improved our position and increased our ability to absorb catastrophe losses. For the first half of 2012, our 104.4 percent total combined ratio was our best first half underwriting result since 2008, and the core combined ratio before catastrophes and favorable reserve development improved more than 7 percentage points to 100.6 percent. In particular, our initiatives to return profitability to our workers’ compensation line of business are succeeding, with that line achieving a satisfactory 66.5 percent loss and loss expenses ratio for the second quarter.

“We are taking the opportunity to apply similar initiatives and work toward achieving similar results in other lines of business. Workers’ compensation was the first commercial line of business for which we used a pricing analytical model, and now analytics are enhancing pricing precision for commercial package lines. To gather underwriting information and help our business policyholders prevent losses before they happen, we are offering more loss control support and more in-person property reviews. We are also increasing specialization and expertise among our associates to provide greater focus in addressing challenges for property coverages in our policies.”

High Quality Growth

“While our enhanced pricing capabilities and a better pricing environment are major drivers of our profitability improvement, policy-level and agency-level metrics also support our confidence in the quality and price adequacy of the business we are writing today. Pricing of our commercial renewal policies rose at mid single-digit rates in the second quarter, and our pricing analytics indicated even stronger price adequacy for new business. Record new business in the second quarter came largely from independent agencies appointed over the past 18 months, with established agencies also contributing increased new business. We reached a milestone as direct written premium exceeded the $1 billion mark for the first time in any quarter, on a consolidated basis including life insurance premium.

“On a direct-written basis, property casualty premiums from business written by our agents grew a satisfactory 12 percent in the second quarter, with growth across the commercial, personal and excess and surplus lines segments. Net written growth of property casualty premiums was very strong for the second quarter at 18 percent, but that measure included 6 percentage points attributable to premiums we ceded, or paid to reinsurers, in 2011 to reinstate exhausted layers of our reinsurance program.”

On Track to Create Value

“A strong balance sheet gives us the flexibility to pursue business growth and pay shareholder dividends as a consistent, long-term strategy. At June 30, our book value per share was above year-end values by 2 percent. Unrealized gains in our equity portfolio totaled $891 million despite fluctuating lower on June 30 than on March 31. Our bond portfolio, at $9.025 billion on June 30, was more than 135 percent of insurance reserve liabilities, and our strong reserves continued to develop favorably, providing consistent earnings support. Our value creation ratio, reflecting book value changes and dividends declared, stands at 4.6 percent halfway through the year, within striking distance of our 12 percent or better average annual target for this measure of value delivered to shareholders.”

CINF 2Q12 Release 2

Consolidated Property Casualty Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change %	2012	2011	Change %

Earned premiums	$826	$730	13	$1,624	$1,475	10
Fee revenues	2	1	100	3	2	50
Total revenues	828	731	13	1,627	1,477	10

Loss and loss expenses	640	759	(16)	1,179	1,289	(9)
Underwriting expenses	265	239	11	516	485	6
Underwriting loss	$(77)	$(267)	71	$(68)	$(297)	77

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	77.5%	104.1%	(26.6)	72.6%	87.4%	(14.8)
Underwriting expenses	32.0	32.6	(0.6)	31.8	32.8	(1.0)
Combined ratio	109.5%	136.7%	(27.2)	104.4%	120.2%	(15.8)

			Change %			Change %
Agency renewal written premiums	$798	$717	11	$1,560	$1,425	9
Agency new business written premiums	131	117	12	239	219	9
Other written premiums	(26)	(66)	61	(53)	(97)	45
Net written premiums	$903	$768	18	$1,746	$1,547	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	69.5%	77.3%	(7.8)	68.8%	75.2%	(6.4)
Current accident year catastrophe losses	18.4	39.7	(21.3)	16.2	22.5	(6.3)
Prior accident years before catastrophe losses	(9.8)	(13.0)	3.2	(10.8)	(10.3)	(0.5)
Prior accident years catastrophe losses	(0.6)	0.1	(0.7)	(1.6)	0.0	(1.6)
Total loss and loss expenses	77.5%	104.1%	(26.6)	72.6%	87.4%	(14.8)

Current accident year combined ratio before catastrophe losses	101.5%	109.9%	(8.4)	100.6%	108.0%	(7.4)

•	$135 million or 18 percent increase in second-quarter 2012 property casualty net written premiums and six-month growth of 13 percent. $38 million of the growth was due to additional ceded premiums during the second quarter of 2011 to reinstate coverage layers of our property catastrophe reinsurance treaty.
•	$14 million or 12 percent increase in second-quarter new business written by agencies, reflecting recent-year growth initiatives. The $20 million six-month increase included $18 million from agencies appointed since the beginning of 2011.
•	1,375 agency relationships in 1,717 reporting locations marketing standard market property casualty insurance products at June 30, 2012, compared with 1,312 agency relationships in 1,648 reporting locations at year-end 2011. 93 new agency appointments were made during the first six months of 2012.
•	27.2 and 15.8 percentage-point second-quarter and first-half 2012 combined ratio improvement primarily due to 22.0 and 7.9 point decreases in natural catastrophe losses plus improving loss ratios before catastrophe losses that include better pricing relative to loss costs.
•	6.4 percentage-point improvement, to 68.8 percent, for six-month 2012 ratio of accident year losses and loss expenses before catastrophes, including 1.9 points of improvement in the 2012 ratio for new losses of $250,000 or more per claim and 1.9 points of improvement due to the $38 million reinsurance reinstatement premium in 2011.
•	10.4 percentage-point second-quarter 2012 benefit from favorable prior accident year reserve development of $85 million, compared with 12.9 points or $95 million for second-quarter 2011. Six-month 2012 benefit before catastrophe losses of 10.8 points was slightly higher than the six-month 2011 benefit of 10.3 points.
•	0.6 and 1.0 percentage-point decline in the second-quarter and six-month underwriting expense ratios, reflecting expense management and higher earned premiums in addition to the reinsurance reinstatement premium effect that contributed 1.6 and 0.9 points to the 2011 ratios.

CINF 2Q12 Release 3

The following table shows incurred catastrophe losses for 2012 and 2011.

(In millions, net of reinsurance)			Three months ended June 30,				Six months ended June 30,
			Comm.	Pers.	E&S		Comm.	Pers.	E&S
Dates	Event	Region	lines	lines	lines	Total	lines	lines	lines	Total
2012
First quarter catastrophes			$1	$4	$-	$5	$51	$57	$1	$109
Apr. 28 - 29	Hail, lightning, wind	Midwest, South	54	22	-	76	54	22	-	76
May 2 - 6	Hail, lightning, wind	Midwest	5	1	-	6	5	1	-	6
Jun. 11 - 13	Hail, lightning, wind	South	6	-	-	6	6	-	-	6
Jun. 24 - 28	Fire	West	8	-	-	8	8	-	-	8
Jun. 28 - Jun. 30	Hail, lightning, wind	Midwest, Northeast, South	3	32	-	35	3	32	-	35
All other 2012 catastrophes			11	5	-	16	13	10	-	23
Development on 2011 and prior catastrophes			2	(7)	-	(5)	(11)	(16)	-	(27)
Calendar year incurred total			$90	$57	$-	$147	$129	$106	$1	$236

2011
First quarter catastrophes			$-	$(1)	$-	$(1)	$18	$12	$-	$30
Apr. 3-5	Hail, wind, tornado	South, Midwest	16	22	-	38	16	22	-	38
Apr. 8-11	Hail, wind, tornado	South, Midwest	11	9	-	20	11	9	-	20
Apr. 14-16	Hail, wind, tornado	South, Midwest	10	4	-	14	10	4	-	14
Apr. 19-20	Hail, wind	South, Midwest	13	13	-	26	13	13	-	26
Apr. 22-28	Hail, wind, tornado	South, Midwest	47	31	-	78	47	31	-	78
May 20-27	Hail, wind, tornado	South, Midwest	45	37	-	82	45	37	-	82
May 29-Jun. 1	Hail, wind, tornado	Northeast, Midwest	4	2	-	6	4	2	-	6
Jun. 16-22	Hail, wind, tornado	South, Midwest	7	10	-	17	7	10	-	17
All other 2011 catastrophes			4	5	1	10	9	11	1	21
Development on 2010 and prior catastrophes			-	-	-	-	4	(5)	-	(1)
Calendar year incurred total			$157	$132	$1	$290	$184	$146	$1	$331

CINF 2Q12 Release 4

Insurance Operations Highlights

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change %	2012	2011	Change %

Earned premiums	$590	$533	11	$1,158	$1,073	8
Fee revenues	1	-	nm	2	1	100
Total revenues	591	533	11	1,160	1,074	8

Loss and loss expenses	413	483	(14)	761	857	(11)
Underwriting expenses	198	179	11	385	368	5
Underwriting profit (loss)	$(20)	$(129)	84	$14	$(151)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	70.1%	90.8%	(20.7)	65.7%	79.9%	(14.2)
Underwriting expenses	33.4	33.4	0.0	33.2	34.3	(1.1)
Combined ratio	103.5%	124.2%	(20.7)	98.9%	114.2%	(15.3)

			Change %			Change %
Agency renewal written premiums	$552	$500	10	$1,123	$1,042	8
Agency new business written premiums	91	81	12	166	152	9
Other written premiums	(17)	(44)	61	(37)	(69)	46
Net written premiums	$626	$537	17	$1,252	$1,125	11

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	67.2%	75.9%	(8.7)	67.5%	75.2%	(7.7)
Current accident year catastrophe losses	15.0	29.5	(14.5)	12.2	16.8	(4.6)
Prior accident years before catastrophe losses	(12.3)	(14.8)	2.5	(13.0)	(12.5)	(0.5)
Prior accident years catastrophe losses	0.2	0.2	0.0	(1.0)	0.4	(1.4)
Total loss and loss expenses	70.1%	90.8%	(20.7)	65.7%	79.9%	(14.2)

Current accident year combined ratio before catastrophe losses	100.6%	109.3%	(8.7)	100.7%	109.5%	(8.8)

•	$89 million or 17 percent increase in second-quarter 2012 commercial lines net written premiums, largely due to growth in renewal written premiums. Eleven percent increase in six-month net written premiums also largely driven by renewal premium growth. $23 million of the growth was due to additional ceded premiums during the second quarter of 2011 to reinstate coverage layers of our property catastrophe reinsurance treaty.
•	$52 million and $81 million increases in second-quarter and six-month renewal written premiums in part reflected commercial lines pricing changes that increased on average in a mid-single-digit range during the second quarter of 2012, up from a low- to mid-single-digit range for the first quarter.
•	$10 million or 12 percent increase in second-quarter new business written by agencies, reflecting recent-year growth initiatives. $14 million six-month increase, rising in nearly two-thirds of the 39 states where we offer standard market commercial lines policies.
•	20.7 and 15.3 percentage-point second-quarter and first-half 2012 combined ratio improvement primarily due to 14.5 and 6.0 point decreases in natural catastrophe losses, plus lower loss ratios before catastrophe losses in part reflecting initiatives to improve pricing precision and loss experience related to claims and loss control practices.
•	7.7 percentage-point improvement, to 67.5 percent, for six-month 2012 ratio of accident year losses and loss expenses before catastrophes, reflecting the effects of better pricing, 3.1 points of improvement in the 2012 ratio for new losses of $250,000 or more per claim and 1.5 points of improvement due to the $23 million reinsurance reinstatement premium in 2011.
•	12.1 percentage-point second-quarter 2012 benefit from favorable prior accident year reserve development of $72 million, compared with 14.6 points or $79 million for second-quarter 2011. Six-month 2012 benefit before catastrophe losses of 13.0 points was slightly higher than the six-month 2011 benefit of 12.5 points.

CINF 2Q12 Release 5

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change %	2012	2011	Change %

Earned premiums	$214	$180	19	$423	$370	14
Fee revenues	1	1	0	1	1	0
Total revenues	215	181	19	424	371	14

Loss and loss expenses	210	269	(22)	384	410	(6)
Underwriting expenses	60	54	11	117	106	10
Underwriting loss	$(55)	$(142)	61	$(77)	$(145)	47

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	97.9%	149.4%	(51.5)	90.8%	110.7%	(19.9)
Underwriting expenses	28.2	30.1	(1.9)	27.8	28.7	(0.9)
Combined ratio	126.1%	179.5%	(53.4)	118.6%	139.4%	(20.8)

			Change %			Change %
Agency renewal written premiums	$227	$205	11	$402	$361	11
Agency new business written premiums	29	26	12	53	48	10
Other written premiums	(6)	(21)	71	(12)	(26)	54
Net written premiums	$250	$210	19	$443	$383	16

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	75.2%	81.2%	(6.0)	71.6%	74.4%	(2.8)
Current accident year catastrophe losses	29.4	73.5	(44.1)	28.8	40.8	(12.0)
Prior accident years before catastrophe losses	(3.9)	(5.2)	1.3	(5.8)	(3.1)	(2.7)
Prior accident years catastrophe losses	(2.8)	(0.1)	(2.7)	(3.8)	(1.4)	(2.4)
Total loss and loss expenses	97.9%	149.4%	(51.5)	90.8%	110.7%	(19.9)

Current accident year combined ratio before catastrophe losses	103.4%	111.3%	(7.9)	99.4%	103.1%	(3.7)

•	$40 million or 19 percent increase in second-quarter 2012 personal lines net written premiums, largely due to renewal written premium growth. 16 percent increase in six-month net written premiums also largely driven by renewal premium growth. $15 million of the growth was due to additional ceded premiums during the second quarter of 2011 to reinstate coverage layers of our property catastrophe reinsurance treaty.
•	53.4 and 20.8 percentage-point second-quarter and first-half 2012 combined ratio improvement primarily due to 46.8 and 14.4 point decreases in natural catastrophe losses, plus lower loss ratios before catastrophe losses in part reflecting initiatives to improve pricing precision.
•	2.8 percentage-point improvement, to 71.6 percent, for six-month 2012 ratio of accident year losses and loss expenses before catastrophes, as a 0.9 point increase in the 2012 ratio for new losses of $250,000 or more per claim partially offset the effects of better pricing and a 3.0 point improvement due to the 2011 $15 million reinsurance reinstatement premium.
•	6.7 percentage points second-quarter 2012 benefit from favorable prior accident year reserve development of $13 million, compared with 5.3 point or $9 million for second-quarter 2011. Six-month 2012 benefit before catastrophe losses of 5.8 points was higher than the six-month 2011 benefit of 3.1 points, primarily from higher favorable development for the homeowner line of business.
CINF 2Q12 Release 6

Excess and Surplus Lines Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change %	2012	2011	Change %

Earned premiums	$22	$17	29	$43	$32	34

Loss and loss expenses	17	7	143	34	22	55
Underwriting expenses	7	6	17	14	11	27
Underwriting (loss) profit	$(2)	$4	nm	$(5)	$(1)	(400)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	78.8%	41.5%	37.3	80.1%	70.3%	9.8
Underwriting expenses	31.9	34.4	(2.5)	32.0	32.3	(0.3)
Combined ratio	110.7%	75.9%	34.8	112.1%	102.6%	9.5

			Change %			Change %
Agency renewal written premiums	$19	$12	58	$35	$22	59
Agency new business written premiums	11	10	10	20	19	5
Other written premiums	(3)	(1)	(200)	(4)	(2)	(100)
Net written premiums	$27	$21	29	$51	$39	31

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	74.6%	79.0%	(4.4)	76.4%	88.3%	(11.9)
Current accident year catastrophe losses	3.2	4.9	(1.7)	2.8	3.4	(0.6)
Prior accident years before catastrophe losses	0.7	(41.9)	42.6	0.2	(21.6)	21.8
Prior accident years catastrophe losses	0.3	(0.5)	0.8	0.7	0.2	0.5
Total loss and loss expenses	78.8%	41.5%	37.3	80.1%	70.3%	9.8

Current accident year combined ratio before catastrophe losses	106.5%	113.4%	(6.9)	108.4%	120.6%	(12.2)

•	$6 million or 29 percent growth in second-quarter 2012 excess and surplus lines net written premiums, a growth rate similar to six months at 31 percent, with growth in both periods largely due to the opportunity to renew many accounts for the first time. Average renewal pricing continued to increase in the high-single-digit range, contributing to growth during the quarter.
•	34.8 and 9.5 percentage-point combined ratio increases for second quarter and first-half of 2012, primarily due to unusually large net favorable reserve development on prior accident years during the second quarter of 2011. The net favorable reserve development was largely from the component for loss expenses as the six-month 2012 loss ratio, before related loss expenses, trended flat.
•	76.4 percent ratio for six-month 2012 ratio of accident year losses and loss expenses before catastrophes increased 5.4 percentage points over full-year 2011, driven by an 6.1 percentage point rise in the ratio for new losses of $250,000 or more per claim.
CINF 2Q12 Release 7

Life Insurance Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change %	2012	2011	Change %

Term life insurance	$30	$27	11	$57	$52	10
Universal life insurance	13	9	44	20	14	43
Other life insurance, annuity, and disability income products	8	7	14	15	14	7
Earned premiums	51	43	19	92	80	15
Investment income, net of expenses	34	34	0	68	67	1
Other income	-	-	nm	-	1	(100)
Total revenues, excluding realized investment gains and losses	85	77	10	160	148	8
Contract holders benefits	47	44	7	90	89	1
Underwriting expenses	22	14	57	44	30	47
Total benefits and expenses	69	58	19	134	119	13
Net income before income tax and realized investment gains and losses	16	19	(16)	26	29	(10)
Income tax	5	7	(29)	9	10	(10)
Net income before realized investment gains and losses	$11	$12	(8)	$17	$19	(11)

•	$8 million or 19 percent increase in second-quarter 2012 earned premiums, including 11 percent for term life insurance, our largest life insurance product line. Three- and six-month growth rates for term life insurance were similar. 2 percent rise in face amount of life policies in force to $79.560 billion at June 30, 2012, from $77.691 billion at year-end 2011.
•	$59 million decline to $30 million in first-half 2012 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.
•	$1 million decline in second-quarter net income before realized investment gains and losses, primarily due to increased levels of net death claims that continued within range of our pricing expectations.
•	$41 million or 5.3 percent first-half 2012 growth to $811 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company.

CINF 2Q12 Release 8

Investment and Balance Sheet Highlights

Investment Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change %	2012	2011	Change %
Total investment income, net of expenses, pretax	$132	$132	0	$263	$263	0
Investment interest credited to contract holders	(20)	(20)	0	(41)	(40)	(3)
Realized investment gains and losses summary:
Realized investment gains and losses	19	67	(72)	44	105	(58)
Change in fair value of securities with embedded derivatives	1	-	nm	5	4	25
Other-than-temporary impairment charges	(14)	-	nm	(30)	(30)	0
Total realized investment gains and losses	6	67	(91)	19	79	(76)
Investment operations profit	$118	$179	(34)	$241	$302	(20)

(In millions)	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change %	2012	2011	Change %
Investment income:
Interest	$106	$106	0	$212	$212	0
Dividends	27	27	0	53	53	0
Other	1	1	0	2	2	0
Investment expenses	(2)	(2)	0	(4)	(4)	0
Total investment income, net of expenses, pretax	132	132	0	263	263	0
Income taxes	(32)	(33)	3	(64)	(65)	2
Total investment income, net of expenses, after tax	$100	$99	1	$199	$198	1

Effective tax rate	24.5%	24.6%		24.4%	24.5%

Average yield pretax	4.5%	4.6%		4.5%	4.6%
Average yield after tax	3.4%	3.4%		3.4%	3.5%

•	Flat second-quarter 2012 pre-tax investment income, as dividend and interest income matched second-quarter 2011.
•	$53 million or 3 percent net decrease for the quarter ended June 30, 2012, in pretax unrealized investment portfolio gains, including an $82 million decrease in the equity portfolio. $6 million of pretax realized gains were harvested from the investment portfolio during the second quarter of 2012, including $5 million from the equity portfolio.

(Dollars in millions except share data)	At June 30,	At December 31,
	2012	2011
Balance sheet data
Invested assets	$12,231	$11,801
Total assets	16,089	15,635
Short-term debt	104	104
Long-term debt	790	790
Shareholders' equity	5,144	5,033
Book value per share	31.66	31.03
Debt-to-total-capital ratio	14.8%	15.1%

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Performance measure
Value creation ratio	0.0	0.1	4.6	2.9

•	$12.494 billion in consolidated cash and invested assets at June 30, 2012, up 2 percent from $12.239 billion at year-end.
•	$9.025 billion bond portfolio at June 30, 2012, with an average rating of A2/A. Fair value rose $246 million or 3 percent during the first six months of 2012.
•	$3.139 billion equity portfolio was 25.7 percent of invested assets, including $891 million in pre-tax net unrealized gains at June 30, 2012. $183 million or 6 percent first-half 2012 growth in fair value.
•	$3.722 billion of statutory surplus for the property casualty insurance group at June 30, 2012, down $25 million from $3.747 billion at year-end 2011, after declaring $150 million in dividends to the parent company. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended June 30, 2012, of 0.9-to-1, up from 0.8-to-1 at year-end 2011.
•	Value creation ratio of 0.0 percent for the second quarter of 2012 is the net of 1.3 percent from shareholder dividends and negative 1.3 percent from the change in book value per share.

For additional information or to register for our conference call webcast, please visit www.cinfin.com/investors.

CINF 2Q12 Release 9

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2011 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 26.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 2Q12 Release 10

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Operations (unaudited)

(Dollars in millions)	June 30,	December 31,
	2012	2011

Assets
Investments	$12,231	$11,801
Cash and cash equivalents	263	438
Premiums receivable	1,210	1,087
Reinsurance receivable	575	622
Other assets	1,810	1,687
Total assets	$16,089	$15,635

Liabilities
Insurance reserves	$6,652	$6,553
Unearned premiums	1,762	1,633
Deferred income tax	359	303
Long-term debt and capital lease obligation	831	821
Other liabilities	1,341	1,292
Total liabilities	10,945	10,602

Shareholders' Equity
Common stock and paid-in capital	1,499	1,489
Retained earnings	3,851	3,863
Accumulated other comprehensive income	1,010	901
Treasury stock	(1,216)	(1,220)
Total shareholders' equity	5,144	5,033
Total liabilities and shareholders' equity	$16,089	$15,635

(Dollars in millions except per share data)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Revenues
Earned premiums	$877	$773	$1,716	$1,555
Investment income, net of expenses	132	132	263	263
Realized investment gains and losses	6	67	19	79
Other revenues	5	3	8	7
Total revenues	1,020	975	2,006	1,904

Benefits and Expenses
Insurance losses and policyholder benefits	687	801	1,269	1,376
Underwriting, acquisition and insurance expenses	287	253	561	515
Interest expense	13	14	27	27
Other operating expenses	4	6	8	10
Total benefits and expenses	991	1,074	1,865	1,928

Income (loss) Before Income Taxes	29	(99)	141	(24)

Provision (benefit) for Income Taxes	(3)	(49)	23	(35)

Net Income (loss)	$32	$(50)	$118	$11

Per Common Share:
Net income (loss)—basic	$0.20	$(0.31)	$0.73	$0.07
Net income (loss)—diluted	$0.20	$(0.31)	$0.72	$0.07

CINF 2Q12 Release 11

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures

(See attached tables for 2012 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•	Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•	Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•	Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation

Balance Sheet Reconciliation

(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Value creation ratio
End of period book value	$31.66	$30.88	$31.66	$30.88
Less beginning of period book value	32.07	31.27	31.03	30.79
Change in book value	(0.41)	(0.39)	0.63	0.09
Dividend declared to shareholders	0.40	0.40	0.81	0.80
Total contribution to value creation ratio	$(0.01)	$0.01	$1.44	$0.89

Contribution to value creation ratio from change in book value*	(1.3)%	(1.2)%	2.0%	0.3%
Contribution to value creation ratio from dividends declared to shareholders**	1.3	1.3	2.6	2.6
Value creation ratio	0.0%	0.1%	4.6%	2.9%

* Change in book value divided by the beginning of period book value

** Dividend declared to shareholders divided by beginning of period book value

CINF 2Q12 Release 12

Cincinnati Financial Corporation

Net Income Reconciliation

(In millions except per share data)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net income (loss)	$32	$(50)	$118	$11
Net realized investment gains and losses	4	44	13	51
Operating income (loss)	28	(94)	105	(40)
Less catastrophe losses	(96)	(189)	(154)	(216)
Operating income before catastrophe losses	$124	$95	$259	$176

Diluted per share data:
Net income (loss)	$0.20	$(0.31)	$0.72	$0.07
Net realized investment gains and losses	0.03	0.27	0.07	0.31
Operating income (loss)	0.17	(0.58)	0.65	(0.24)
Less catastrophe losses	(0.59)	(1.16)	(0.94)	(1.32)
Operating income before catastrophe losses	$0.76	$0.58	$1.59	$1.08

Property Casualty Reconciliation
	Three months ended June 30, 2012
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$903	$626	$250	$27
Unearned premiums change	(77)	(36)	(36)	(5)
Earned premiums	$826	$590	$214	$22

Statutory ratio:
Statutory combined ratio	107.7%	101.8%	124.4%	109.4%
Contribution from catastrophe losses	17.8	15.2	26.6	3.5
Statutory combined ratio excluding catastrophe losses	89.9%	86.6%	97.8%	105.9%

Commission expense ratio	18.1%	17.8%	18.2%	25.3%
Other expense ratio	12.1	13.9	8.3	5.3
Statutory expense ratio	30.2%	31.7%	26.5%	30.6%

GAAP ratio:
GAAP combined ratio	109.5%	103.5%	126.1%	110.7%
Contribution from catastrophe losses	17.8	15.2	26.6	3.5
Prior accident years before catastrophe losses	(9.8)	(12.3)	(3.9)	0.7
GAAP combined ratio excluding catastrophe losses and prior years reserve development	101.5%	100.6%	103.4%	106.5%

	Six months ended June 30, 2012
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$1,746	$1,252	$443	$51
Unearned premiums change	(122)	(94)	(20)	(8)
Earned premiums	$1,624	$1,158	$423	$43

Statutory ratio:
Statutory combined ratio	103.4%	97.2%	119.4%	111.3%
Contribution from catastrophe losses	14.6	11.2	25.0	3.5
Statutory combined ratio excluding catastrophe losses	88.8%	86.0%	94.4%	107.8%

Commission expense ratio	18.5%	17.8%	19.6%	25.8%
Other expense ratio	12.2	13.7	9.0	5.4
Statutory expense ratio	30.7%	31.5%	28.6%	31.2%

GAAP ratio:
GAAP combined ratio	104.4%	98.9%	118.6%	112.1%
Contribution from catastrophe losses	14.6	11.2	25.0	3.5
Prior accident years before catastrophe losses	(10.8)	(13.0)	(5.8)	0.2
GAAP combined ratio excluding catastrophe losses and prior years reserve development	100.6%	100.7%	99.4%	108.4%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts.

CINF 2Q12 Release 13